Exhibit 99.1

Transatlantic Holdings, Inc. Reports Strong Fourth Quarter and Full Year 2009 Results

26% Annual Increase in Book Value per Share

NEW YORK--(BUSINESS WIRE)--February 10, 2010--Transatlantic Holdings, Inc. (NYSE: TRH) today reported net income of $137 million, or $2.04 per common share (diluted), for the fourth quarter of 2009, compared to net income of $4 million, or $0.07 per common share (diluted), for the fourth quarter of 2008. GAAP annualized return on equity for the 2009 fourth quarter totaled 13.6%.

Net operating income for the fourth quarter of 2009 was $131 million, or $1.96 per common share (diluted), remaining level with the fourth quarter 2008 amount of $130 million, or $1.95 per common share (diluted). Annualized operating return on equity for the 2009 fourth quarter was 13.0%.

Commenting on TRH’s performance, Robert F. Orlich, President and Chief Executive Officer, said, “We closed 2009 on a high note. Our results were marked by strong underwriting gains, buoyed by an absence of significant catastrophe loss activity, and improved investment returns. For the full year, operating ROE was 14.3% and book value per common share grew 26%.

“We enter 2010 excited about our future and the new opportunities that continue to emerge due to the breadth of our underwriting expertise, value-added service and well-established global franchise. On balance, reinsurance rates remained within acceptable levels through the just completed January 1 renewal season and exhibited greater stability than rates in the primary markets. In this environment, we are maintaining underwriting vigilance and discipline and we continue to manage our capital levels consistent with anticipated market opportunities and our targeted risk adjusted returns. Our recent capital management initiatives have included the sale of $350 million principal amount of 30 year senior notes and commencement of a $200 million common share buyback program.”

Other highlights in the fourth quarter of 2009 include:

  Combined ratio of 93.7%, with solid performance in each segment. Pre-tax catastrophe costs were minimal in the current quarter and $26 million in the year-ago period. Favorable loss reserve development related to prior accident years amounted to $25 million in the 2009 fourth quarter compared to favorable development of $3 million in the prior year period.
  Net premiums written of $960 million, declining 7% excluding the impact of foreign exchange, compared to the same prior year quarter. Premium volume for the current period continues to reflect TRH’s exit from certain accounts where margins were inadequate.
  Net investment income of $123 million, an increase of 33% year over year, resulting from an increase in income from other invested assets.
  Realized net capital gains of $9 million, which are net of ($1.5) million of other-than-temporary impairments charged to earnings. In the fourth quarter of 2008, realized net capital losses totaled ($203) million, which includes other-than-temporary impairments charged to earnings of ($115) million.
  Net operating cash flow of $175 million.
  Net loss and loss adjustment expense reserves of $7.87 billion at year end, an increase of $162 million (including $74 million due to foreign exchange) during the quarter.
  Stockholders’ equity of $4.03 billion at year end. Also at that date, consolidated investments and assets totaled $12.32 billion and $14.94 billion, respectively.
  Book value per common share of $60.77 at year end.
  Debt issuance of $350 million aggregate principal amount of 30 year, 8.00% senior notes. TRH intends to use the net proceeds for general corporate purposes which, depending on market conditions, may include repurchases of TRH’s common stock and its 5.75% senior notes due in 2015.

For the full year of 2009, net income totaled $478 million, or $7.15 per common share (diluted), compared to $102 million, or $1.53 per common share (diluted), for 2008. Net operating income for 2009 totaled $517 million, or $7.74 per common share (diluted), compared to $379 million, or $5.68 per common share (diluted), in 2008. The increase in net income year over year is largely due to improved underwriting performance, reflecting a de minimis impact of pre-tax catastrophe costs in 2009 compared to $170 million of pre-tax catastrophe costs a year ago, and a significant reduction in realized net capital losses. The calculation of net operating income excludes the impact of realized net capital gains (losses) and gain (loss) on early extinguishment of debt, each net of tax.

Caution concerning forward-looking statements:

This press release contains forward-looking statements, including management’s beliefs about financial, credit and industry market conditions and expectations regarding the aggregate net impact on TRH from recent catastrophe losses, within the meaning of the U.S. federal securities laws. These forward-looking statements are based on assumptions and opinions concerning a variety of known and unknown risks. Please refer to TRH’s Annual Report on Form 10-K for the year ended December 31, 2008 and TRH’s Quarterly Report on Form 10-Q for the quarter ended September 30, 2009 as well as its other and future filings and reports filed with or furnished to the Securities and Exchange Commission for a description of the business environment in which TRH operates and the important factors, risks and uncertainties that may affect its business and financial results. If any assumptions or opinions prove incorrect, any forward-looking statements made on that basis may also prove materially incorrect. TRH is not under any obligation to (and expressly disclaims any such obligation to) update or alter its forward-looking statements whether as a result of new information, future events or otherwise.

TRH will host a conference call on Thursday, February 11, 2010 at 11:00 a.m. (ET) to discuss fourth quarter 2009 results. The call will be webcast live on the Internet ― available through the Investor Information-Earnings Information section of TRH’s website at www.transre.com. The live conference call can also be accessed by dialing 866-800-8651 (in the U.S.) or 617-614-2704 (International). The passcode for the conference call is 49111414.

Please refer to the Investor Information-Earnings Information section of TRH’s website at www.transre.com for a copy of the fourth quarter 2009 Financial Supplement which includes additional information on TRH’s financial performance.

After the completion of the call, an archived webcast will be available in the Investor Relations section of TRH’s website. Until February 18, 2010, a replay of the call will be available by dialing 888-286-8010 (in the U.S.) or 617-801-6888 (International). The passcode to access the replay is 34438951.

Transatlantic Holdings, Inc. (TRH) is a leading international reinsurance organization headquartered in New York, with operations on six continents. Its subsidiaries, Transatlantic Reinsurance Company®, Trans Re Zurich and Putnam Reinsurance Company, offer reinsurance capacity on both a treaty and facultative basis ― structuring programs for a full range of property and casualty products, with an emphasis on specialty risks.

The financial information in this earnings release and the financial supplement that is posted on TRH’s website includes performance measures called Net Operating Income (Loss) (“NOI”), NOI Per Common Share (diluted) and Annualized Operating Return On Equity (“Annualized Operating ROE”) which are based on a methodology other than generally accepted accounting principles in the United States (“GAAP”). NOI is defined as GAAP net income (loss) excluding realized net capital gains (losses) and gain (loss) on early extinguishment of debt, each net of taxes. NOI Per Common Share (diluted) represents NOI divided by average common shares outstanding on a diluted basis. Annualized Operating ROE is defined as NOI divided by the average of beginning and ending stockholders’ equity, or for the three month periods, NOI divided by the average of beginning and ending stockholders’ equity multiplied by four. In addition, GAAP annualized return on equity is defined as GAAP net income divided by the average of beginning and ending stockholders’ equity, or for the three month periods, GAAP net income divided by the average of beginning and ending stockholders’ equity multiplied by four. TRH uses these measures in analyzing its performance as these measures focus on the core fundamentals of TRH’s operations. While TRH considers realized capital gains (losses) and the gain (loss) on early extinguishment of debt as integral parts of its business and results, such items are not indicative of the core fundamentals of TRH’s operations. TRH believes these measures are of interest to the investment community because they provide additional meaningful methods of evaluating certain aspects of TRH’s operating performance from period to period on bases that are not otherwise apparent under GAAP. These non-GAAP measures, namely, NOI, NOI Per Common Share (diluted) and Annualized Operating ROE should not be viewed as substitutes for GAAP net income (loss), GAAP net income (loss) per common share on a diluted basis and GAAP annualized return on equity, respectively. Reconciliations of NOI, NOI Per Common Share (diluted) and Annualized Operating ROE to GAAP net income (loss), GAAP net income (loss) per common share on a diluted basis and GAAP annualized return on equity, respectively, the most directly comparable GAAP measures, are included later in this press release.

TRH’s GAAP combined ratio and its components are presented in accordance with the methodology commonly used by insurance industry analysts and TRH's peers. The property and casualty insurance and reinsurance industries use the combined ratio as a measure of underwriting profitability. The combined ratio represents the sum of the loss ratio and the underwriting expense ratio. The loss ratio represents net losses and LAE incurred expressed as a percentage of net premiums earned. The underwriting expense ratio represents the sum of the commission ratio and the other underwriting expense ratio. The commission ratio represents the sum of net commissions and the decrease (increase) in deferred acquisition costs expressed as a percentage of net premiums earned. The other underwriting expense ratio represents other underwriting expenses expressed as a percentage of net premiums earned.

Net loss and loss adjustment expense reserves represent unpaid losses and loss adjustment expenses net of related reinsurance recoverable, and are presented in accordance with principles prescribed or permitted by insurance regulatory authorities.

Transatlantic Holdings, Inc. and Subsidiaries
Consolidated Financial Data
Statement of Operations Data:

	Three Months Ended			Twelve Months Ended
	December 31,			December 31,
	2009	2008	Change	2009	2008	Change
	(in thousands, except per share data)
Revenues:
Net premiums written	$960,087	$989,773	(3.0)%	$3,986,101	$4,108,092	(3.0)%
Decrease (increase) in net unearned premiums	66,114	10,801		52,981	(40,703)
Net premiums earned	1,026,201	1,000,574	2.6	4,039,082	4,067,389	(0.7)
Net investment income	123,178	92,316	33.4	467,402	440,451	6.1
Realized net capital gains (losses):
Total other-than-temporary impairments	(8,345)	(115,374)		(96,527)	(317,790)
Less: other-than-temporary impairments
recognized in other comprehensive
(loss) income	6,880	-		13,445	-
Other-than-temporary impairments
charged to earnings	(1,465)	(115,374)		(83,082)	(317,790)
Other realized net capital gains (losses)	10,280	(87,644)		12,441	(117,751)
Total realized net capital gains (losses)	8,815	(203,018)		(70,641)	(435,541)
(Loss) gain on early extinguishment of debt	(9)	10,250		9,869	10,250
Total revenues	1,158,185	900,122	28.7	4,445,712	4,082,549	8.9

Expenses:
Net losses and loss adjustment expenses	667,745	702,914		2,679,171	2,907,227
Net commissions	223,931	241,618		927,918	980,626
Decrease (increase) in deferred acquisition costs	19,176	1,767		12,406	(6,956)
Other underwriting expenses	50,967	33,701		158,181	131,555
Interest on senior notes	13,022	10,782		43,454	43,359
Other, net	11,277	4,533		28,549	23,515
Total expenses	986,118	995,315		3,849,679	4,079,326

Income (loss) before income taxes	172,067	(95,193)	-	596,033	3,223	-
Income taxes (benefits)	35,188	(99,582)		118,371	(99,031)
Net income	$136,879	$4,389	-	$477,662	$102,254	367.1

Net income per common share:
Basic	$2.06	$0.07	-%	$7.20	$1.54	366.4%
Diluted	2.04	0.07	-	7.15	1.53	366.6

Cash dividends per common share	$0.20	$0.19	5.3	$0.79	$0.73	8.2

Weighted average common shares outstanding:
Basic	66,402	66,313		66,381	66,270
Diluted	67,054	66,595		66,802	66,722

GAAP Underwriting Ratios:
Loss	65.1%	70.2%		66.3%	71.5%
Commission	23.7	24.3		23.3	23.9
Other underwriting expense	4.9	3.4		3.9	3.2
Underwriting expense	28.6	27.7		27.2	27.1
Combined	93.7%	97.9%		93.5%	98.6%

Transatlantic Holdings, Inc. and Subsidiaries
Consolidated Financial Data
As of December 31, 2009 and 2008

Balance Sheet Data:
	2009	2008
	(in thousands, except share data)
ASSETS
Investments:
Fixed maturities:
Held to maturity, at amortized cost (fair value: 2009-$1,271,397; 2008-$1,210,432)	$1,214,238	$1,218,603
Available for sale, at fair value (amortized cost: 2009-$9,281,934; 2008-$8,294,813)	9,454,772	8,013,071
Equities available for sale, at fair value:
Common stocks (cost: 2009-$417,365; 2008-$479,714)	481,515	425,645
Nonredeemable preferred stocks (cost: 2009-$23,559; 2008-$102,804)	25,097	98,230
Other invested assets	256,437	243,795
Short-term investments, at cost (approximates fair value)	883,336	230,213
Total investments	12,315,395	10,229,557
Cash and cash equivalents	195,723	288,920
Accrued investment income	148,055	141,563
Premium balances receivable, net	591,300	665,187
Reinsurance recoverable on paid and unpaid losses and loss adjustment expenses	747,073	790,499
Deferred acquisition costs	237,466	239,610
Prepaid reinsurance premiums	60,251	84,238
Deferred income taxes	454,483	692,345
Other assets	193,913	245,019
Total assets	$14,943,659	$13,376,938
LIABILITIES AND STOCKHOLDERS' EQUITY
Unpaid losses and loss adjustment expenses	$8,609,105	$8,124,482
Unearned premiums	1,187,526	1,220,133
Senior notes	1,033,087	722,243
Other liabilities	79,561	111,860
Total liabilities	10,909,279	10,178,718

Preferred Stock, $1.00 par value; shares authorized: 2009-10,000,000; 2008-5,000,000;
none issued	-	-
Common Stock, $1.00 par value; shares authorized: 2009-200,000,000; 2008-100,000,000; shares issued: 2009-67,431,121; 2008-67,353,258	67,431	67,353
Additional paid-in capital	283,036	268,027
Accumulated other comprehensive income (loss)	69,701	(257,690)
Retained earnings	3,639,200	3,142,449
Treasury Stock, at cost: 2009-1,048,500 shares; 2008-988,900 shares of common stock	(24,988)	(21,919)
Total stockholders' equity	4,034,380	3,198,220
Total liabilities and stockholders' equity	$14,943,659	$13,376,938

Transatlantic Holdings, Inc. and Subsidiaries
Consolidated Financial Data

Condensed Cash Flow Data:
	Three Months Ended		Twelve Months Ended
	December 31,		December 31,
	2009	2008	2009	2008
	(in thousands)

Net cash provided by operating activities	$174,937	$194,756	$951,485	$1,096,487

Cash flows from investing activities:
Proceeds of fixed maturities available for sale sold	741,555	1,551,781	1,229,268	4,346,358
Proceeds of fixed maturities available for sale redeemed or matured	136,030	106,934	600,939	619,493
Proceeds of fixed maturities held to maturity redeemed	-	-	-	25,000
Proceeds of equities available for sale sold	142,277	75,999	944,695	877,755
Purchase of fixed maturities available for sale	(1,288,894)	(1,658,946)	(2,514,442)	(5,157,138)
Purchase of equities available for sale	(126,254)	(74,369)	(849,162)	(899,896)
Net sale (purchase) of other invested assets	39,686	507	14,902	(22,265)
Net sales in securities lending invested collateral	-	757,263	-	1,329,619
Net (purchase) sale of short-term investments	(300,254)	875	(791,086)	(173,520)
Change in other liabilities for securities in course of settlement	39,376	44,859	40,479	(84,369)
Other, net	-	(12,979)	(16,456)	(10,398)
Net cash (used in) provided by investing activities	(616,478)	791,924	(1,340,863)	850,639

Cash flows from financing activities:
Net change in securities lending payable	-	(1,004,522)	-	(1,845,822)
Dividends to stockholders	(13,283)	(12,591)	(51,780)	(46,382)
Common stock issued	1,687	(1,671)	1,579	(924)
Acquisition of treasury stock	(3,070)	-	(3,070)	-
Repurchase of senior notes	(4,133)	(14,750)	(19,612)	(14,750)
Net proceeds from issuance of senior notes	336,929	-	336,929	-
Other, net	(198)	2,380	1,255	2,946
Net cash provided by (used in) financing activities	317,932	(1,031,154)	265,301	(1,904,932)

Effect of exchange rate changes on cash and cash equivalents	8,885	(4,829)	30,880	(8,706)

Change in cash and cash equivalents	(114,724)	(49,303)	(93,197)	33,488
Cash and cash equivalents, beginning of period	310,447	338,223	288,920	255,432
Cash and cash equivalents, end of period	$195,723	$288,920	$195,723	$288,920

Supplemental cash flow information:
Income taxes paid, net	$(65,962)	$(15,164)	$(108,713)	$(119,474)
Interest paid on senior notes	(20,284)	(21,550)	(40,394)	(43,113)

Transatlantic Holdings, Inc. and Subsidiaries
Consolidated Financial Data

Comprehensive Income (Loss) Data:
	Three Months Ended		Twelve Months Ended
	December 31,		December 31,
	2009	2008	2009	2008
	(in thousands)

Net income	$136,879	$4,389	$477,662	$102,254

Other comprehensive (loss) income:
Net unrealized (depreciation) appreciation of investments, net of tax:
Net unrealized holding losses of fixed maturities on which
other-than-temporary impairments were taken	(6,880)	-	(13,445)	-
Net unrealized holding (losses) gains on all other securities	(94,911)	21,514	635,091	(772,771)
Reclassification adjustment for (gains) losses included in
net income	(6,305)	195,111	64,989	417,705
Deferred income tax benefit (charge)	37,833	(75,819)	(240,322)	124,273
	(70,263)	140,806	446,313	(230,793)

Net unrealized currency translation (loss) gain, net of tax:
Net unrealized currency translation (loss) gain	(102,826)	61,791	(72,852)	11,992
Deferred income tax benefit (charge)	35,990	(21,627)	25,499	(4,197)
	(66,836)	40,164	(47,353)	7,795

Other comprehensive (loss) income	(137,099)	180,970	398,960	(222,998)

Comprehensive (loss) income	$(220)	$185,359	$876,622	$(120,744)

Transatlantic Holdings, Inc. and Subsidiaries
Consolidated Financial Data

Reconciliation of Non-GAAP Measures:
	Three Months Ended		Twelve Months Ended
	December 31,		December 31,
	2009	2008	2009	2008
	(dollars in thousands, except per share amounts)

Net income	$136,879	$4,389	$477,662	$102,254
Total realized net capital (gains) losses, net of tax(1)	(5,730)	131,962	45,917	283,102
Loss (gain) on early extinguishment of debt, net of tax(1)	6	(6,663)	(6,415)	(6,663)
Net operating income	$131,155	$129,688	$517,164	$378,693

Net income per common share (diluted)	$2.04	$0.07	$7.15	$1.53
Total realized net capital (gains) losses, net of tax(1)	(0.08)	1.98	0.69	4.25
Loss (gain) on early extinguishment of debt, net of tax(1)	-	(0.10)	(0.10)	(0.10)
Net operating income per common share (diluted)	$1.96	$1.95	$7.74	$5.68

GAAP annualized return on equity	13.6%	0.6%	13.2%	3.1%
Total realized net capital (gains) losses, net of tax(1)	(0.6)	17.0	1.3	8.7
Loss (gain) on early extinguishment of debt, net of tax(1)	-	(0.9)	(0.2)	(0.2)
Annualized operating return on equity	13.0%	16.7%	14.3%	11.6%

(1) Assumes a tax rate of 35%.

CONTACT:
Transatlantic Holdings, Inc.
Thomas V. Cholnoky, 212-365-2292